EXHIBIT 23.1







      CONSENT OF INDEPENDENT ACCOUNTANTS



      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-79720, 33-79722, 33-79772, 33-94772, 33-94768,
333-05613, 333- 05615) and the Preliminary Proxy Statement (No. 000-23776) of HemaSure Inc. of our report dated March 20, 2001 relating to the financial statements which appear in this Annual Report on Form 10-K.




                                             /s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
Boston, Massachusetts
March 26, 2001